UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 23, 2014

Commission File Number:  1-33001

Enova Systems, Inc.
(Exact name of small business issuer as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)
95-3056150
(IRS Employer Identification No.)

2945 Columbia Street, Torrance, California 90503
(Address of principal executive offices)

650-346-4770
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 23, 2014, Enova Systems, Inc., a California corporation ("Enova") entered into Subscription Agreements with various offshore investors to sell approximately GBP 150,000 in gross proceeds by a private subscription of 19,999,998 common shares to be newly issued on the Alternative Investment Market of the London Stock Exchange (the "AIM Exchange"). The common shares will be issued at a price of 0.0075 pence (approximately US$0.01per share) to certain eligible offshore investors (the "Subscription"). In connection with the Subscription, Enova entered into an Agreement for the Provision of Receiving Agent Services (the "Agreement") with Daniel Stewart & Company PLC (UK) for receiving agent services. Daniel Stewart presently serves as the Nominated Adviser for the listing of Enova's common shares on the AIM Exchange.

The newly issued common shares for the Subscription will be issued in three tranches. Consideration for the first tranche of GBP49,999.96 will be remitted to the Company and 6,666,666 common shares will be allotted to investors on February 27, 2014. Consideration for the second tranche of GBP49,999.96 will be remitted to the Company and 6,666,666 common shares will be allotted to investors on March 5, 2014. Consideration for the third tranche of GBP49,999.96 will be remitted to the Company and 6,666,666 common shares will be allotted to investors on 19 March 2014.

Daniel Stewart will receive an introducing agent's fee of up to10% of the aggregate funds raised pursuant to the subscription in addition to reimbursement of expenses. Factoring in other expenses of the offering, Enova will receive GBP 134,000.00 (approximately US$221,100) in net proceeds.

The offer and sale of the shares were made pursuant to Regulation S under the Securities Act of 1933, as amended (the "Securities Act"). Among other things, each investor purchasing shares of Enova's common stock in the offering represented that the investor is not a United States person as defined in Regulation S. In addition, neither Enova nor the receiving agent conducted any selling efforts directed at the United States in connection with the offering. All shares of common stock issued in the offering included a restrictive legend indicating that the shares are being issued pursuant to Regulation S under the Securities Act and are deemed to be "restricted securities." As a result, the purchasers of such shares will not be able to resell the shares unless in accordance with Regulation S, pursuant to a registration statement, or upon reliance of an applicable exemption from registration under the Securities Act. The shares to be sold pursuant to the Subscription Agreements will not have been registered under the Securities Act, and there is no obligation on the part of Enova to so register such shares.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated by reference in response to this Item 3.02.

Cautionary Statements:

This report is not an offer to sell shares of common stock. The shares covered by the Subscription Agreements have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States or to US persons absent registration or an applicable exemption for the registration requirements.

This report includes statements which are, or may be deemed to be, "forward-looking statements." All statements other than statements of historical facts included in this announcement, including, without limitation, those regarding Enova's financial position, business strategy, plans and objectives of management for future operations (including development plans and objectives relating to Enova's products and services) are forward-looking statements. By their nature, such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Enova to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements may and often do differ materially from actual results. Any forward-looking statements in this announcement speak only as at the date of this announcement and are subject to risks relating to future events and other risks, uncertainties and assumptions relation to Enova's operations, results of operations, growth strategy and liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enova Systems, Inc.

Date:   February 27, 2014
By:	/s/ John Micek III

Name: John Micek III
Title: Chief Executive Officer